Exhibit 4.1

               AMENDMENT NO. 1 TO CREDIT AGREEMENT

     This Amendment No. 1 to Credit Agreement (this "Agreement") dated as of May 23, 2005 is made by and among SEABOARD CORPORATION, a Delaware corporation having its principal place of business in Shawnee Mission, Kansas (the "Borrower"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States ("Bank of America"), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the "Administrative Agent"), and each of the Lenders signatory hereto.

                      W I T N E S S E T H:

     WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of December 3, 2004 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the "Credit Agreement"; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower various revolving credit facilities, including a letter of credit facility and a swing line facility; and

     WHEREAS, the Borrower has (i) advised the Administrative Agent and the Lenders that its Subsidiaries, Seaboard Overseas Limited ("SOL") and Seaboard Overseas Trading and Shipping (Pty.) Ltd. ("SOTS"), desire to enter into transactions whereby SOL would sell inventory, futures contracts and hedging contracts relating to its grain trading business, its equity interest in Seaboard Overseas Peru S.R.L. and other assets and SOTS would sell substantially all of its assets (excluding accounts receivable) (such sale, as further described on Exhibit A hereto, the "Grindrod Disposition") and (ii) requested that the Lenders amend certain provisions of the Credit Agreement as set forth below, and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendment on the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

          A. Section 1.01 is amended to add the definition of "Grindrod Disposition" thereto in alphabetical order to read as follows:

                "Grindrod Disposition" has the meaning set forth in Amendment No. 1 to the Credit Agreement dated as of May 23, 2005.

          B. Section 7.04 is amended to restate clause (b) thereof in its entirety to read as follows:

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                (b)   any  Subsidiary  may  Dispose  of  all   or
          substantially   all  of  its  assets  (upon   voluntary
          liquidation or otherwise) (i) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferree must either be the Borrower or a wholly-owned Subsidiary or (ii) pursuant to a Disposition permitted under Sections 7.05(a)-(d) and (g); and

          C. Section 7.05 is amended to restate clause (g) thereof in its entirety to read as follows:

                (g) Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause
          (g) (excluding property Disposed of in connection with the Grindrod Disposition) shall not exceed 25% of Consolidated Tangible Net Worth as of the Closing Date;

     2. Effectiveness; Conditions Precedent. The effectiveness of this Agreement and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:

          (a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

                (i) ten (10) original counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent and the Required Lenders, together with all schedules and exhibits thereto duly completed;

                (ii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request; and

          (b) all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

     3.   Representations and Warranties.  In order to induce the
Administrative  Agent  and  the  Lenders  to  enter   into   this
Agreement,   the   Borrower  represents  and  warrants   to   the
Administrative Agent and the Lenders as follows:

          (a)  The representations and warranties made by the Borrower in
     Article V of the Credit Agreement and in each of the other Loan Documents to which it is a party are true and correct on and as
     of   the  date  hereof,  except  to  the  extent  that  such
     representations and warranties expressly relate to an earlier date;

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          (b)  Since the date of the most recent financial reports of the
     Borrower delivered pursuant to Section 6.01 of the Credit
     Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

          (c) This Agreement has been duly authorized, executed and delivered by the Borrower and Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally; and

          (d) No Default or Event of Default has occurred and is continuing.

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     4.   Entire Agreement.  This Agreement, together with all the
Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has
relied   on  any  such  promise,  condition,  representation   or
warranty.   Each of the parties hereto acknowledges that,  except
as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the
subject  matter  hereof  or  thereof.   None  of  the  terms   or
conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

     5. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

     6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     7. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 10.14 of the Credit
Agreement.

     8. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     9. References. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement, as amended hereby.

     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in
Section 10.06 of the Credit Agreement.

                    [Signature pages follow.]

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     IN  WITNESS  WHEREOF, the parties hereto  have  caused  this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                              BORROWER:

                              SEABOARD CORPORATION


                              By:    /s/Robert L. Steer
                              Name:  Robert L. Steer
                              Title: Senior Vice President, Treasurer and CFO

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                              ADMINISTRATIVE AGENT:

                              BANK OF AMERICA, N.A., as Administrative Agent

                              By:    /s/Anthea Del Bianco
                              Name:  Anthea Del Bianco
                              Title: Vice President

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                              LENDERS:

                              BANK OF AMERICA, N.A.

                              By:    /s/David L. Catherall
                              Name:  David L. Catherall
                              Title: Vice President

                              THE BANK OF NOVA SCOTIA

                              By:    /s/N. Bell
                              Name:  N. Bell
                              Title: Senior Manager

                              HARRIS TRUST AND SAVINGS BANK

                              By:    /s/John R. Carley
                              Name:  John R. Carley
                              Title: Vice President

                              THE BANK OF NEW YORK

                              By:    /s/Mark Wrigley
                              Name:  Mark Wrigley
                              Title: Vice President

                              SUNTRUST BANK

                              By:    /s/Hugh E. Brown
                              Name:  Hugh E. Brown
                              Title: Vice President

                              RABOBANK INTERNATIONAL

                              By:    /s/James V. Kenwood
                              Name:  James V. Kenwood
                              Title: Executive Director

                              By:    /s/Rebecca O. Morrow
                              Name:  Rebecca O. Morrow
                              Title: Executive Director

                              US AGANK FCB

                              By:    /s/Travis W. Ball
                              Name:  Travis W. Ball
                              Title: Vice President

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